Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Amundi US Acquisition

On July 8, 2024, Victory Capital Holdings, Inc., a Delaware corporation (along with its wholly-owned subsidiaries, collectively referred to as the “Company” or “Victory”), and Amundi Asset Management S.A.S ("Amundi”) entered into the Contribution Agreement (the “Contribution Agreement”) to combine Amundi’s U.S. business into the Company. Amundi US’s activities are principally conducted by its wholly owned subsidiary Amundi US, Inc. and Amundi US, Inc.’s two wholly owned subsidiaries, Amundi Asset Management US, Inc. and Amundi Distributor US, Inc. (Amundi US, Inc. together with its subsidiaries, “Amundi US”).

On April 1, 2025, the Company completed the transactions contemplated by the Contribution Agreement (the “contribution”). In exchange for the contribution of all the shares of the Amundi US to the Company, the Company issued to Amundi (a) 3,293,471 newly issued shares of Common Stock, representing 4.9% of the number of issued and outstanding shares of Common Stock after giving effect to such issuance, and (b) 19,742,300 newly issued shares of Preferred Stock, which, together with the shares of Common Stock issued to Amundi represented in the aggregate 26.1% of the Company’s fully diluted shares after giving effect to such share issuances. The Preferred Stock issued to Amundi includes 14,305,982 shares issued on April 1, 2025 and 5,436,318 shares issued on May 23, 2025 as a true up payment in respect of client consents obtained in the 30 days following the Closing. Closing consideration due to Amundi is subject to a customary post-closing adjustment, which has not yet been determined.

Pro Forma Presentation

The following unaudited pro forma condensed combined financial statements (“Unaudited Pro Forma Condensed Combined Financial Statements”) give effect to the contribution on a combined basis. The unaudited pro forma condensed combined statements of operations (“Unaudited Pro Forma Combined Statements of Operations”) give effect to the contribution as if it had occurred on January 1, 2024 and combines the consolidated statements of operations of Victory and Amundi US for the three months ended March 31, 2025 and the year ended December 31, 2024. The unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Condensed Combined Balance Sheet”) gives effect to the contribution as if it had occurred on March 31, 2025 and combines the consolidated balance sheets of Victory and Amundi US as of March 31, 2025. These statements and accompanying notes, (collectively, the “Unaudited Pro Forma Condensed Combined Financial Information”), have been prepared in accordance with Article 11 of Regulation S-X and have been derived from, and should be read in conjunction with (i) the Company’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025; (ii) the Company’s separate historical audited consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024; (iii) the Amundi US separate historical unaudited consolidated financial statements and related notes as of and for the three months ended March 31, 2025, included in this Current Report on Form 8-K/A as Exhibit 99.3; and (iv) the Amundi US separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2024, included in this Current Report on Form 8-K/A as Exhibit 99.2.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the contribution been completed at the dates indicated. In addition, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future financial position or operating results of the combined company and does not give consideration to the impact of cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the contribution or the costs necessary to achieve these cost savings, operating synergies or revenue enhancements.

Other Amundi US Adjustments

The consolidated financial information for Amundi US included in the Unaudited Pro Forma Combined Statements of Operations does not include the legal entity Amundi Holdings US, Inc. ("Holdco"), which is a holding company with no current substantive operations. Holdco has not been included because the Amundi US consolidated financial statements materially reflect operations of Amundi US and their impact on Victory’s ongoing operations. Therefore, the consolidated financial statements of Amundi US herein are presented in lieu of consolidated financial statements for Holdco. The Unaudited Pro Forma Condensed Combined Balance Sheet includes assets acquired and liabilities assumed from Holdco. These balances are shown in a separate column as Other Amundi US adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2025 (in thousands)

	Victory Capital (Historical)	Amundi US (Reclassified) Note 3	Other Amundi US adjustments Note 4	Transaction accounting adjustments	Note 5	Pro forma combined
Assets
Cash and cash equivalents	$175,607	$53,572	$—	$—		$229,179
Receivables	95,823	60,791	(21,776)	259	(a)	135,097
Prepaid expenses	8,868	5,673	—	—		14,541
Investments, at fair value	34,511	84,095	—	—		118,606
Property and equipment, net	11,124	11,183	—	8,147	(b)	30,454
Goodwill	981,805	—	—	251,926	(c)	1,233,731
Other intangible assets, net	1,255,351	715,994	—	562,006	(d)	2,533,351
Other assets	20,397	32,506	—	2,486	(e)	55,389
Total assets	$2,583,486	$963,814	$(21,776)	$824,824		$4,350,348

Liabilities and stockholders' equity (deficit)
Accounts payable and accrued expenses	$71,064	$26,019	$3,983	$15,488	(f)	$116,554
Accrued compensation and benefits	42,361	47,776	—	—		90,137
Consideration payable for acquisition of business	143,300	—	—	—		143,300
Deferred tax liability, net	163,435	144,408	(9,025)	161,356	(g)	460,174
Other liabilities	53,997	77,690	—	(6,177)	(h)	125,510
Long-term debt, net	964,763	—	—	—		964,763
Total liabilities	1,438,920	295,893	(5,042)	170,667		1,900,438

Stockholders' equity
Common stock	844	—	—	33	(i)	877
Preferred stock	—	—	—	197	(i)	197
Additional paid-in capital	756,420	1,132,167	—	197,688	(i)	2,086,275
Treasury stock, at cost	(584,051)	—	—	—		(584,051)
Accumulated other comprehensive income	15,707	—	—	—		15,707
Retained earnings (deficit)	955,646	(464,246)	(16,734)	456,239	(i)	930,905
Total stockholders' equity (deficit)	1,144,566	667,921	(16,734)	654,157		2,449,910
Total liabilities and stockholders' equity	$2,583,486	$963,814	$(21,776)	$824,824		$4,350,348

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2025 (in thousands, except for earnings per share)

	Victory Capital (Historical)	Amundi US (Reclassified) Note 3	Transaction accounting adjustments	Note 5	Pro Forma Combined
Revenue
Investment management fees	$173,301	$104,488	$—		$277,789
Fund administration and distribution fees	46,301	21,456	—		67,757
Total revenue	219,602	125,944	—		345,546

Expenses
Personnel compensation and benefits	56,136	76,921	1,113	(j)	134,170
Distribution and other asset-based expenses	35,477	22,934	—		58,411
General and administrative	14,328	22,635	—		36,963
Depreciation and amortization	7,432	775	13,723	(k)	21,930
Change in value of consideration payable for acquisition of business	3,406	—	—		3,406
Acquisition-related costs	8,750	—	—		8,750
Restructuring and integration costs	1,165	—	—		1,165
Total operating expenses	126,694	123,265	14,836		264,795
Income from operations	92,908	2,679	(14,836)		80,751

Other income (expense)
Interest income and other income (expense)	704	1,391	—		2,095
Interest expense and other financing costs	(13,211)	—	—		(13,211)
Total other income (expense), net	(12,507)	1,391	—		(11,116)

Income before income taxes	80,401	4,070	(14,836)		69,635

Income tax expense	(18,426)	(810)	3,580	(m)	(15,656)

Net income	$61,975	$3,260	$(11,256)		$53,979

Earnings per share of common stock (1)
Basic	$0.97				$0.62
Diluted	$0.96				$0.61

Weighted average number of shares outstanding
Basic	63,711	—	3,349	(i)	67,060
Diluted	64,714	—	3,349	(i)	68,063

Dividends declared per share of common stock	$0.47				$0.47

(1) Refer to Note 6. Earnings per share for details regarding the impact of the Common Stock and Preferred Stock issuance on Earnings per share of common stock.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2024 (in thousands, except for earnings per share)

	Victory Capital (Historical)	Amundi US (Reclassified) Note 3	Transaction accounting adjustments	Note 5	Pro Forma Combined
Revenue
Investment management fees	$704,583	$404,125	$—		$1,108,708
Fund administration and distribution fees	188,894	85,238	—		274,132
Total revenue	893,477	489,363	—		1,382,840

Expenses
Personnel compensation and benefits	217,214	173,314	4,452	(j)	394,980
Distribution and other asset-based expenses	146,489	89,395	—		235,884
General and administrative	56,694	85,300	—		141,994
Depreciation and amortization	30,176	4,002	54,071	(k)	88,249
Change in value of consideration payable for acquisition of business	2,694	—	—		2,694
Acquisition-related costs	11,285	—	24,000	(l)	35,285
Restructuring and integration costs	1,411	—	—		1,411
Total operating expenses	465,963	352,011	82,523		900,497
Income from operations	427,514	137,352	(82,523)		482,343

Other income (expense)
Interest income and other income (expense)	10,441	6,999	—		17,440
Interest expense and other financing costs	(63,836)	—	—		(63,836)
Loss on debt extinguishment	(363)	—	—		(363)
Total other income (expense), net	(53,758)	6,999	—		(46,759)

Income before income taxes	373,756	144,351	(82,523)		435,584

Income tax expense	(84,892)	(30,662)	12,931	(m)	(102,623)

Net income	$288,864	$113,689	$(69,592)		$332,961

Earnings per share of common stock (1)
Basic	$4.47				$3.80
Diluted	$4.38				$3.74

Weighted average number of shares outstanding
Basic	64,607	—	3,293	(i)	67,900
Diluted	65,928	—	3,293	(i)	69,221

Dividends declared per share of common stock	$1.56				$1.56

(1) Refer to Note 6. Earnings per share for details regarding the impact of the Common Stock and Preferred Stock issuance on Earnings per share of common stock.

Note 1. Basis of Preparation

The consolidated financial statements of Victory and Amundi US. were prepared in accordance with U.S. GAAP. This Unaudited Pro Forma Condensed Combined Financial Information has been derived from the unaudited condensed consolidated financial statements of Victory and Amundi US as of and for the three months ended March 31, 2025, and the audited consolidated financial statements of Victory and Amundi US as of and for the year ended December 31, 2024. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X using assumptions set forth in the notes herein.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared using the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, “Business Combinations” which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. ASC 805 requires that one of the two companies in an acquisition be designated as the acquirer for accounting purposes based on the evidence available. Victory is treated as the acquiring entity for accounting purposes, and accordingly, the Amundi US assets acquired and liabilities assumed have been adjusted based on preliminary estimates of fair value at the completion of the contribution on April 1, 2025. The excess of the preliminary purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill.

The Unaudited Pro Forma Condensed Combined Financial Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the contribution. The Unaudited Pro Forma Condensed Combined Financial Information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the contribution. The Unaudited Pro Forma Condensed Combined Financial Information may not provide an indication of results in the future.

The accounting policies used in the presentation of the unaudited pro forma combined financial statements are those used in Victory’s Annual Report on Form 10-K for the year ended December 31, 2024, except where disclosed in the notes to the Unaudited Pro Forma Condensed Combined Financial Information herein.

Note 2. Purchase Price and Preliminary Purchase Price Allocation

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the Unaudited Pro Forma Condensed Combined Financial Statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used for the pro forma adjustments herein and may include changes to various balances, including fixed assets, intangible assets and goodwill. The finalization of the purchase price allocation will not extend beyond the one-year measurement period provided under ASC 805.

Total purchase price consideration was approximately $1,328 million, which consisted of approximately 3.3 million and 19.7 million shares of the Company’s Common Stock and Preferred Stock, respectively. The fair value of each share of the Company’s Common Stock and Preferred Stock was based on the opening stock price on April 1, 2025.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the acquisition date:

(in thousands)
Cash and cash equivalents	$53,572
Receivables	45,951
Prepaid expenses	5,673
Investments, at fair value	84,095
Property and equipment, net	19,330
Goodwill	251,926
Other intangible assets	1,278,000
Other assets	34,992
Accounts payable and accrued expenses	(34,128)
Accrued compensation and benefits	(47,776)
Deferred tax liability	(291,783)
Other liabilities	(71,513)
Total purchase price consideration	$1,328,339

Note 3. Reclassification Adjustments

The following table presents reclassification adjustments to conform Amundi US's historical Consolidated Balance Sheet presentation to Victory Capital's historical Consolidated Condensed Balance Sheet presentation. The reclassification adjustments have no impact on net assets as of March 31, 2025 and are summarized below:

(in thousands)
Victory Capital (Historical) Balance Sheet Line Items	Amundi US (Historical) Balance Sheet Line Items	March 31, 2025	Reclassification	Note 3	Amundi US (Reclassified) March 31, 2025

Assets
Cash and cash equivalents	Cash and cash equivalents	$53,572	$-		$53,572
Receivables			60,791	(a)	60,791
	Investment management fees, distribution fees, and the Pioneer Family of Mutual Funds	25,942	(25,942)	(a)	-
	Due from affiliates	34,638	(34,638)	(a)	-
	Other	211	(211)	(a)	-
	Prepaid service fees and dealer advances	1,235	(1,235)	(b)	-
Prepaid expenses	Prepaid expenses	4,438	1,235	(b)	5,673
Investments, at fair value			84,095		84,095
	Investment in deferred compensation plans	84,095	(84,095)		-
Property and equipment, net	Property, software and equipment (net of accumulated depreciation)	11,183	-		11,183
Goodwill		-	-		-
Other intangible assets, net	Intangible assets	715,994			715,994
	Right of use property, operating (net of accumulated depreciation)	22,573	(22,573)	(c)	-
Other assets	Other assets	9,933	22,573	(c)	32,506
Total assets		$963,814	$-		$963,814

Liabilities
Accounts payable and accrued expenses	Accounts payable and accrued expenses	$9,670	$16,349	(d)	$26,019
Accrued compensation and benefits	Accrued compensation and related benefits	29,110	18,666	(e)	47,776
	Distribution and service fees due to brokers and dealers	12,736	(12,736)	(d)	-
Consideration payable for acquisition of business	Due to affiliates	2,884	(2,884)	(d)	-
Deferred tax liability, net	Income tax payable	729	(729)	(d)	-
	Deferred income taxes	144,408	-		144,408
	Deferred compensation plans	45,946	(45,946)	(f)	-
	Lease liability, operating	31,744	(31,744)	(f)	-
	Long-term incentive plans	18,666	(18,666)	(e)	-
Other liabilities		-	77,690	(f)	77,690
Long-term debt, net		-
Total liabilities		$295,893	$-		$295,893

Stockholders' equity (deficit)
Common stock	Common stock	-	-		-
Preferred Stock		-	-		-
Additional paid-in capital	Paid-in capital	1,132,167	-		1,132,167
Treasury stock, at cost		-	-		-
Accumulated other comprehensive income	Common stock	-	-		-
Retained earnings (deficit)	Accumulated deficit	(464,246)	-		(464,246)
Total stockholders' equity (deficit)		$667,921	$-		$667,921
Total liabilities and stockholders' equity		$963,814	$-		$963,814

(a)
Reclassified Investment management fees, distribution fees, and the Pioneer Family of Mutual Funds, Due from affiliates and Other to Receivables to conform with Victory’s presentation.

(b)
Reclassified Prepaid service fees and dealer advances totaling $1.2 million for inclusion within Prepaid expenses to conform with Victory’s presentation.
(c)
Reclassified Right of us property, operating totaling $22.6 million to Other assets to conform with Victory’s presentation.
(d)
Reclassified the March 31, 2025 balances from Distribution and service fees due to brokers and dealers, Due from affiliates and Income tax payable to conform with Victory’s presentation.
(e)
Reclassified Long-term incentive plans totaling $18.7 million to Accrued compensation and related benefits to conform with Victory’s presentation.
(f)
Reclassified Deferred compensation plans totaling $18.7 million and Lease liability, operating totaling $31.7 million to Other liabilities to conform with Victory’s presentation.

The following table presents reclassification adjustments to conform Amundi US's historical Consolidated Statement of Operations presentation to Victory Capital's historical Consolidated Statement of Operations presentation. The reclassification adjustments have no impact on Net Income as of March 31, 2025 and are summarized below:

(in thousands)
Victory Capital (Historical) Statement of Operations Line Items	Amundi US (Historical) Statement of Operations Line Items	Amundi US (Historical) Three months ended March 31, 2025	Reclassification	Note 3	Amundi US (Reclassified) Three months ended March 31, 2025

Revenue
Investment management fees	Investment management fees, net	$81,474	$23,014	(g)	$104,488
Fund administration and distribution fees			21,456	(h), (j)	21,456
	Service fees, distribution fees and underwriting revenues	18,428	(18,428)	(h)	-
	Related party revenues	23,014	(23,014)	(g)	-
	Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds	10,015	(10,015)	(i)	-
	Reimbursements for administrative services and other revenue	5,466	(5,466)	(j)	-
Total revenue	Total revenues	138,397	(12,453)		125,944

Expenses
Personnel compensation and benefits		-	76,921	(k)	76,921
	Compensation and related benefits	67,929	(67,929)	(k)	-
Distribution and other asset-based expenses		-	22,934	(l)	22,934
	Service and distribution fee expenses	18,396	(18,396)	(l)	-
General and administrative			22,635	(m)	22,635
	Related party expenses	6,655	(6,655)	(l), (m)	-
	Sales and marketing	10,955	(10,955)	(m)	-
Depreciation and amortization	Depreciation and amortization	775			775
	Occupancy and facilities	2,240	(2,240)	(m)	-
	Share-based compensation	9,773	(9,773)	(k)	-
	Data-related services	2,675	(2,675)	(m)	-
	Expenses incurred on behalf of the Pioneer Family of Mutual Funds	10,015	(10,015)	(i)	-
	Other expenses	4,914	(4,914)	(l), (m)	-
Change in value of consideration payable for acquisition of business		-	-		-
Acquisition-related costs		-	-		-
Restructuring and integration costs		-	-		-
Total operating expenses	Total operating expenses	134,327	(11,062)		123,265
Income from operations

Other income (expense)
Interest income and other income (expense)		-	1,391	(n)	1,391
Interest expense and other financing costs		-	-		-
Total other income (expense), net		-	1,391		1,391
					-
Income before income taxes	Income before provision for income taxes	4,070	-		4,070
					-
Income tax expense	Provision for income taxes	810	-		810
					-
Net income	Net income and comprehensive income	$3,260	$-		$3,260

(g)
Reclassified Related party revenues totaling $23.0 million to Investment management fees, net to conform with Victory’s presentation.
(h)
Reclassified Service fees, distribution fees and underwriting revenues totaling $18.4 million to Fund administration and distribution fees to conform with Victory’s presentation.
(i)
Expenses paid on behalf of the Mutual Funds or other affiliates in shown on a net basis to conform with Victory’s accounting policy.
(j)
Reclassified Reimbursements for administrative services and other revenue totaling $3.0 million to Fund administration and distribution fees to conform with Victory’s presentation.
(k)
Reclassified Compensation and related benefits totaling $67.1 million and Share-based compensation totaling $9.8 million to Personnel compensation and benefits to conform with Victory’s presentation.
(l)
Reclassified Service and distribution fee expenses totaling $18.4 million, Related party expenses totaling $3.0 million and Other expenses totaling $1.5 million to Distribution and other asset-based expenses to conform with Victory’s presentation.
(m)
Reclassified Other expenses totaling $3.3 million and Related party expenses totaling $3.7 million to General and administrative. In addition, total expense for the period relating to Sales and marketing, Occupancy and facilities, and Data-related services were reclassified to General and administrative to conform with Victory’s presentation.
(n)
Reclassified Reimbursements for administrative services and other revenue totaling $2.3 million, Compensation and related benefits totaling $0.8 million, and Other expenses totaling $0.1 million to Interest income and other income (expense) to conform with Victory’s presentation.

The following table presents reclassification adjustments to conform Amundi US's historical Consolidated Statement of Operations presentation to Victory Capital's historical Consolidated Statement of Operations presentation. The reclassification adjustments have no impact on Net Income for the year ending December 31, 2024 and are summarized below:

(in thousands)

Victory Capital (Historical) Statement of Operations Line Items	Amundi US (Historical) Statement of Operations Line Items	Amundi US (Historical) Year ended December 31, 2024	Reclassification	Note 3	Amundi US (Reclassified) Year ended December 31, 2024

Revenue
Investment management fees	Investment management fees, net	$310,849	$93,276	(o)	$404,125
Fund administration and distribution fees			85,238	(p), (r)	85,238
	Service fees, distribution fees and underwriting revenues	72,350	(72,350)	(p)	-
	Related party revenues	93,276	(93,276)	(o)	-
	Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds	40,060	(40,060)	(q)	-
	Reimbursements for administrative services and other revenue	27,188	(27,188)	(r)	-
Total revenue	Total revenues	543,723	(54,360)		489,363

Expenses
Personnel compensation and benefits		-	173,314	(s)	173,314
	Compensation and related benefits	175,526	(175,526)	(s)	-
Distribution and other asset-based expenses		-	89,395	(t)	89,395
	Service and distribution fee expenses	71,058	(71,058)	(t)	-
General and administrative			85,300	(u)	85,300
	Related party expenses	29,640	(29,640)	(t), (u)	-
	Sales and marketing	43,247	(43,247)	(u)	-
Depreciation and amortization	Depreciation and amortization	4,002	-		4,002
	Occupancy and facilities	8,918	(8,918)	(u)	-
	Share-based compensation	3,800	(3,800)	(s)	-
	Data-related services	8,052	(8,052)	(u)	-
	Expenses incurred on behalf of the Pioneer Family of Mutual Funds	40,060	(40,060)	(q)	-
	Other expenses	15,069	(15,069)	(t), (u)	-
Change in value of consideration payable for acquisition of business		-	-		-
Acquisition-related costs		-	-		-
Restructuring and integration costs		-	-		-
Total operating expenses	Total operating expenses	399,372	(47,361)		352,011
Income from operations

Other income (expense)
Interest income and other income (expense)		-	6,999	(v)	6,999
Interest expense and other financing costs		-	-		-
Total other income (expense), net		-	6,999		6,999
					-
Income before income taxes	Income before provision for income taxes	144,351	-		144,351
					-
Income tax expense	Provision for income taxes	30,662	-		30,662
					-
Net income	Net income and comprehensive income	$113,689	$-		$113,689

(o)
Reclassified Related party revenues totaling 93.3 million to Investment management fees, net to conform with Victory’s presentation.
(p)
Reclassified Service fees, distribution fees and underwriting revenues totaling $72.4 million to Fund administration and distribution fees to conform with Victory’s presentation.
(q)
Expenses paid on behalf of the Mutual Funds or other affiliates in shown on a net basis to conform with Victory’s accounting policy.
(r)
Reclassified Reimbursements for administrative services and other revenue totaling $12.9 million to Fund administration and distribution fees to conform with Victory’s presentation.
(s)
Reclassified Compensation and related benefits totaling $169.5 million and Share-based compensation totaling $3.8 million to Personnel compensation and benefits to conform with Victory’s presentation.
(t)
Reclassified Service and distribution fee expenses totaling $71.1 million, Related party expenses totaling $12.8 million and Other expenses totaling $5.5 million to Distribution and other asset-based expenses to conform with Victory’s presentation.
(u)
Reclassified Other expenses totaling $9.1 million and Related party expenses totaling $16.8 million to General and administrative. In addition, total expense for the period relating to Sales and marketing, Occupancy and facilities, and Data-related services were reclassified to General and administrative to conform with Victory’s presentation.
(v)
Reclassified Reimbursements for administrative services and other revenue totaling $13.5 million, Compensation and related benefits totaling $6.0 million, and Other expenses totaling $0.5 million to Interest income and other income (expense) to conform with Victory’s presentation.

Note 4. Other Amundi US Adjustments

The consolidated financial statements of Amundi US exclude the consolidated financial statements for Holdco. The Unaudited Pro Forma Condensed Combined Balance Sheet includes assets acquired and liabilities assumed from Holdco. These balances are shown in a separate column as Other Amundi US adjustments.

Note 5. Pro forma adjustments

The Unaudited Pro Forma Condensed Combined Financial Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the contribution. The unaudited pro forma condensed combined financial statements do, however, reflect the following adjustments, which are based on preliminary estimates and assumptions that are subject to change.

(a) Receivables

The adjustment relates to the net amount due from Amundi relating to reimbursement of certain acquisition-related expenses, which were recorded as operating expenses by Victory.

(b) Property and equipment, net

The adjustment represents an increase in carrying value of Amundi US's property and equipment from its recorded book value to its preliminary estimated fair value. The estimated fair value is expected to be depreciated on a straight-line basis:

(in thousands)
Furniture & Fixtures	$3,515
Leasehold Improvements	4,632
Total	$8,147

(c) Goodwill

Goodwill is calculated as the excess of the purchase price over the net assets acquired. Goodwill related to the contribution represents cost synergies and enhancements to Victory’s existing asset management business. Net adjustments totaling $251.9 million are due to recording the excess of the purchase price over the estimated fair value of net assets acquired. The final calculation of goodwill related to the contribution remains subject to change pending the final determination of the fair value of the net assets acquired. Goodwill related to the contribution is not deductible for tax purposes.

(d) Other intangible assets, net

The adjustment is to record the preliminary estimated fair value of intangible assets of $1,278.0 million, which is an increase of $562.0 million over Amundi’s book value of intangible assets. The fair values of intangible assets were determined using an income valuation approach. Amortization is on a straight-line basis over the estimated weighted average life of the assets. The fair values of the intangible assets are subject to change upon completion of the final valuations and the changes may be material.

			Pro Forma Amortization Expense
		Weighted-Average
		Estimated Useful	Three Months Ended	Twelve Months Ended
(in thousands)	Estimated	Life in Years	March 31, 2025	December 31, 2024
Fund Advisory & Distribution Contracts	$949,000	Indefinite	$-	$-
Trade name	17,000	Indefinite	-	-
Other Fund Contracts	312,000	6	13,082	52,329
Total intangible assets	$1,278,000		$13,082	$52,329

(e) Other assets adjustments, as follows:

(in thousands)
Elimination of Amundi US Right-of-use ("ROU") assets	$(22,573)
Acquired ROU assets	29,692
Fair value adjustment for favorable lease terms	5,300
Elimination of prepaid underwriting costs not assumed	(9,933)
Total	$2,486

(f) Accounts payable and accrued expenses adjustments, as follows:

(in thousands)
Company transaction costs accrued	$24,000
Income tax impact of pre-tax changes in retained earnings	(4,215)
Adjustment to eliminate intercompany transaction	(8,423)
Acquired Lease Liabilities - current portion	4,126
Total from transaction accounting adjustments	$15,488

(g) Deferred tax liability

The deferred tax impact of the contribution adjustments was recorded using a blended statutory tax rate of approximately 25% and primarily relates to the increase in the book value of intangible assets, the remeasurement of acquired deferred tax balances using Victory’s current deferred tax rate and the reversal of deferred tax assets for acquisition-related expenses preliminarily determined to be non-deductible for income tax purposes.

(h) Other liabilities adjustments, as follows:

(in thousands)
Elimination of Amundi US Lease Liabilities	$(31,744)
Acquired Lease liabilities - non-current portion	25,567
Total	$(6,177)

(i) Stockholders’ Equity

Common stock and Preferred stock

The increases to Common stock and Preferred stock represent the issuance of 3,293,471 shares of common stock at $0.01 par value and the issuance of 19,742,300 shares of preferred stock at $0.01 par value, with an offset to Additional paid-in capital.

Additional paid-in capital

The adjustment is to reflect the elimination of the Amundi US additional paid-in capital of $1,132.2 million. The remaining change relates to amounts in excess of the par value of Victory common stock and Victory preferred stock issued under the contribution agreement.

Retained earnings (deficit)

The adjustment is to reflect the elimination of the Amundi US retained deficit of $464.2 million and the recognition of transaction costs directly attributable to the contribution of $24.0 million, net of tax.

(j) Personnel compensation and benefits

The adjustment represents estimated expense related to new restricted stock awards granted in connection with the contribution that are not replacements for existing Amundi US equity awards. The restricted stock awards are expensed ratably over the applicable requisite service period.

(k) Depreciation and amortization

The adjustment represents amortization expense of $13.3 million and $53.2 million related to newly acquired intangible assets, including a favorable lease term intangible asset, for the three months ended March 31, 2025 and for the year ended December 31, 2024, respectively. The remaining adjustment reflects depreciation expense relating to the adjustment in carrying value of the Amundi US property and equipment from its recorded book value to its preliminary estimated fair value.

(l) Acquisition-related costs

The adjustment is to reflect the recognition of Victory transaction costs directly attributable to the contribution of $24.0 million that were incurred or expected to be incurred after the balance sheet date of March 31, 2025.

(m) Income taxes

A blended statutory tax rate of approximately 25% was used to record the tax effects of the statement of operations contribution adjustments. The adjustment in the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2024 also includes the impact of acquisition-related expenses preliminarily determined to be non-deductible for income tax purposes.

Note 6. Earnings per share

Victory includes participating securities (preferred stock) in the computation of earnings per share pursuant to the two-class method. The two-class method of calculating earnings per share is an allocation method that calculates earnings per share for common stock and participating securities. Under the two-class method, total dividends provided to and undistributed earnings allocated to the holders of preferred stock are subtracted from Net income in determining income attributable to common stockholders. The calculation of basic earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of shares of Victory common stock outstanding during the period.

Diluted earnings per share is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Victory had vested and unvested stock options and unvested restricted stock grants outstanding during the periods presented and applies the treasury stock method to these securities in its calculation of diluted earnings per share. The treasury stock method assumes that the proceeds of exercise are used to purchase common stock at the average market price for the period. Assumed proceeds include the amount the employee must pay upon exercise and the average unrecognized compensation cost.

The following table assumes the issuance of common stock and preferred stock in connection with the contribution, assuming the contribution occurred on January 1, 2024.

(in thousands, except per share amounts)	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Pro Forma Earnings per Share
Numerator for earnings per common share:
Net income	$53,979	$332,961
Victory preferred stock dividends	-	-
Income attributable to Victory preferred stockholders	12,277	75,002
Income attributable to common stockholders for basic earnings per share	$41,702	$257,959
Allocation adjustment to income attributable to Victory preferred stockholders	140	1,114
Income attributable to common stockholders for diluted earnings per share	$41,842	$259,073
Denominator for earnings per common share:
Basic: Weighted average number of shares outstanding	67,060	67,900
Plus: Incremental shares from assumed conversion of dilutive instruments	1,003	1,321
Diluted: Weighted average number of shares outstanding	68,063	69,221
Earnings per share
Basic:	$0.62	$3.80
Diluted:	$0.61	$3.74

Pro Forma Weighted Average Shares
Basic weighted average number of common shares outstanding-historical	63,711	64,607
Vesting of restricted share grants	56	-
Common stock issued as part of the contribution	3,293	3,293
Pro forma weighted average number of common shares - Basic	67,060	67,900
Preferred stock issued as part of the contribution	19,742	19,742

Diluted weighted average number of common shares outstanding-historical	64,714	65,928
Vesting of restricted share grants	56	-
Common stock issued as part of the contribution	3,293	3,293
Pro forma weighted average number of common shares - Diluted	68,063	69,221
Preferred stock issued as part of the contribution	19,742	19,742